EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS

THE COMBINED TRIAD COMPANIES
DEBTOR-IN-POSSESSION
•  Triad Energy Corporation
•  Triad Resources, Inc.

December 31, 2009 and 2008

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
The Triad Companies
Marietta, Ohio

I have audited the accompanying combined balance sheets of The Combined Triad Companies (two S corporations) as described in Note A, as of December 31, 2009 and 2008, and the related combined statements of operations, shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Companies’ management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with U.S. generally accepted auditing standards.  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Combined Triad Companies as of December 31, 2009 and 2008, and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

David T. Beule, CPA, CVA Appalachian Basin CPAs, Inc.

Canton, Ohio
January 28, 2010

THE COMBINED TRIAD COMPANIES

COMBINED BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,708,997	$711,535
Accounts receivable	2,396,319	2,705,237
Intercompany Accounts Receivable	24,838,980	27,790,932
Prepaid expenses	401,265	276,187
Inventories	688,512	951,960
TOTAL CURRENT ASSETS	$32,034,073	$32,435,851

FIXED ASSETS
Oil and gas properties - (successful efforts method)	$85,386,688	$86,924,818
Gathering systems	7,612,412	7,462,504
Land and improvements	88,149	43,005
Disposal well	991,399	1,115,591
Property and equipment	8,612,488	8,908,467
	$102,691,136	$104,454,385
Less accumulated depletion and depreciation and amortization	21,484,833	15,065,387
	$81,206,303	$89,388,998

OTHER ASSETS
Loan origination fees, net of amortization	394,081	875,977
Organization fees, net of amortization	20,877	22,738
Other assets	549,827	544,917
Investments	-	400,819
Long-term notes receivable	74,535	74,535
	$1,039,320	$1,918,986

	$114,279,696	$123,743,835

See independent auditor's report and notes to combined financial statements.

COMBINED BALANCE SHEETS (CONTINUED)

	2009	2008
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,457,711	$1,010,837
Bank Overdraft	98,296	3,990
Accrued expenses	681,238	804,573
Distribution payable	1,773,493	1,834,633
Contract drilling liabilities	–	54,746
TOTAL CURRENT ASSETS	$4,010,738	$3,708,779

LIABILITIES SUBJECT TO COMPROMISE	78,120,508	78,915,223

LIABILITIES - INTERCOMPANY ACCOUNTS PAYABLE	20,915,549	22,479,913
TOTAL LIABILITIES	$103,046,795	$105,103,915

ASSET RETIREMENT OBLIGATION	161,270	125,934

SHAREHOLDERS’ EQUITY
Common stock	9,150	9,150
Treasury stock	(5,300,000)	(5,300,000)
Paid in capital	241,700	241,700
Retained earnings	16,120,781	23,563,136
TOTAL SHAREHOLDERS' EQUITY	$11,071,631	$18,513,986

	$114,279,696	$123,743,835

See independent auditor's report and notes to combined financial statements.

THE COMBINED TRIAD COMPANIES

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31, 2009 and 2008

	2009	2008
REVENUES
Oil and gas production	$17,261,620	$33,180,589
Financial hedge	599,577	(3,397,379)
Field operations	2,425,877	2,110,662
Other income	228,324	91,916
Gain/(loss) on sale of assets	(1,891,464)	2,236,999
Interest income	–	110,103
	$18,623,934	$34,332,890

EXPENSES
Production costs	5,463,682	6,761,479
Taxes	1,538,107	2,265,857
Field operations	3,142,643	5,247,639
Exploration expense	445,995	472,898
General and administrative	2,790,827	3,891,814
Interest expense	1,591,488	3,833,742
Depreciation, depletion and amortization	7,115,657	5,657,818
	22,088,399	28,131,247

REORGANIZATION ITEMS
Bankruptcy Professional Fees	4,011,106	328,578
Interest Income	(33,216)	–
	3,977,890	328,578

NET INCOME(LOSS)	$(7,442,355)	$5,873,065

See independent auditor's report and notes to combined financial statements.

THE COMBINED TRIAD COMPANIES

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

Years ended December 31, 2009 and 2008

	Common stock	Treasury stock	Paid in capital	Accumulated other comprehensive (loss)	Retained earnings

Balance at December 31, 2007	$9,150	$(5,300,000)	$241,700	$(5,176,465)	$19,690,071
Net income	–	–	–	–	5,873,065
Change in other comprehensive(loss)	–	–	–	5,176,465	–
Distributions	–	–	–	–	(2,000,000)
Balance at December 31, 2008	9,150	(5,300,000)	241,700	–	23,563,136
Net loss	–	–	–	–	(7,442,355)
Distributions	–	–	–	–	–
Balance at December 31, 2009	$9,150	$(5,300,000)	$241,700	$–	$16,120,781

See independent auditor's report and notes to combined financial statements.

THE COMBINED TRIAD COMPANIES

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2009 and 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(7,442,355)	$5,873,065
Adjustments to reconcile net income(loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	7,633,952	5,999,046
(Gain) loss on sale of assets	1,891,464	(2,236,999)
Changes in operating assets and liabilities:
Decrease(increase) in accounts receivable	3,260,870	(23,684,982)
Decrease in notes receivable	–	17,008
(Increase) in prepaid expenses	(125,078)	(12,203)
(Increase) in other assets	(39,474)	(1,224,359)
Decrease in inventory	263,448	1,003,350
Increase(decrease) in accounts payable and accrued expenses and asset retirement obligation	(1,185,421)	26,670,198
(Decrease) in contract drilling liabilities	(54,746)	(53,032)
Increase(decrease) in distributions payable	(61,140)	499,985
Total adjustments	11,583,875	6,978,012
Net cash provided by operating activities	$4,141,520	$12,851,077

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,780,047)	(29,674,330)
Proceeds from sale of assets	1,356,468	3,050,250
Net cash used by investing activities	$(423,579)	$(26,624,080)

See independent auditor's report and notes to combined financial statements.

COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)

	2009	2008
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowing	$1,090,000		$16,879,785
Distributions to shareholders	–		(2,000,000)
Repayment of debt	(1,810,479)		(642,334)
Net cash provided (used) by financing activities	(720,479)		14,237,451
		$
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,997,462		464,448

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	711,535		247,087

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,708,997		$711,535

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,522,056		$3,833,742

See independent auditor's report and notes to combined financial statements.

THE COMBINED TRIAD COMPANIES
DEBTOR-IN-POSSESSION
NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Triad Energy Corporation (Energy) (an S Corporation) started operations in 1987.  Energy is engaged in the exploration, development, and production of natural gas and crude oil, as well as, transporting, gathering and purchasing gas for resale.  Energy operates within the states of Ohio and West Virginia, and Energy owns ninety-eight (98) percent of the member units of Triad Oil and Gas, Co., Ltd. (TOG) (a limited liability company) and seventy-eight (78) percent of the member units of TriTex Energy, LLC. and TriTex Resources, LLC. (limited liability companies).  These investments are accounted for under the equity method of accounting by Energy.  TOG owns interests in oil wells in the state of Kentucky and TriTex Energy, LLC. owns interests in oil and gas wells in the state of Texas, which are operated by TriTex Resources, LLC.

Triad Resources, Inc. (Resources) (an S corporation) started operations in 1992.  Resources operates oil and gas wells in Ohio, West Virginia and Kentucky for Energy, TOG and other unrelated well owners.

The administrative offices for the companies are located in Marietta, Ohio.  The primary service yards are located in Marietta, Ohio, Granny’s Creek, West Virginia and Primrose, Kentucky.

On December 10, 2008 the majority owner passed away and on November 22, 2009 the remaining shareholder passed away.  Their ownership shares have been transferred to their respective estates.

Petition for Relief under Chapter 11
On December 31, 2008 Triad Companies (the Debtor) filed petitions for relief under Chapter 11 of the     federal bankruptcy laws of the United States Bankruptcy Court for the Southern District of Ohio.  Under Chapter 11, certain claims against the Debtor in existence prior to filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-in-possession. These claims are reflected in the December 31, 2008 Balance Sheet as “liabilities subject to compromise.” Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor’s assets (secured claims) also are stayed, although the holders of such claims have the right to move the court for relief from the stay.  Secured claims are secured primarily by liens on the Debtor’s property, plant, and equipment.  The Debtor received approval from the Bankruptcy court to pay or otherwise honor certain of its prepetition obligations, including employee wages and debt.  The Debtor has determined that there is sufficient collateral to cover the interest portion of scheduled payments on its prepetition debt obligations.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Plan of Reorganization
The US Bankruptcy Court entered an order on January 28, 2010 confirming Triad Energy Corp’s. plan of reorganization.  The Confirmation Order ratifies and approves Magnum Hunter Resources Corp’s. (NYSE Amex:MHR) Asset Purchase Agreement to acquire substantially all of the assets of Triad and certain affiliated entities.  The company anticipates the financial closing of the Triad acquisition will be prior to February 15, 2010.

Principles of Combination
The combined financial statements of The Triad Companies include the accounts of Energy and Resources (the “Combined Companies”), which are related through common ownership and management.  All significant intercompany transactions have been eliminated in accordance with generally accepted accounting principles, the companies included their pro-rata share of assets, liabilities, revenues and expenses of the limited liability companies.

Revenue Recognition
Revenues from the production of natural gas and oil properties in which the Combined Companies have an interest are based on the respective Company’s net working and override interests.  These revenues are recorded when title passes to the purchasers.

Field operations revenue is primarily derived from services provided to the wells the Combined Companies operate under contract.  These charges include pumping, repairs, maintenance, salt water disposal, an allocation of general and administrative and general supervision.  Revenues are recorded as the services are provided.  The Combined Companies recognize gathering revenues at the time the natural gas is delivered.

Use of Estimates
The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
The Combined Companies define cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 at December 31, 2009 and $100,000 at December 31, 2008.  At times during the year, Energy and Resources had cash in excess of these Federally insured limits.  The Combined Companies have not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on cash and cash equivalents.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Allowance for Doubtful Accounts
The Combined Companies maintain an allowance for doubtful accounts when deemed appropriate to reflect losses that could result from failures by customers or other parties to make payments on trade receivables. The estimates of this allowance, when maintained, are based on a number of factors, including historical experience, aging of the trade accounts receivable, specific information obtained on the financial condition of customers and specific agreements or negotiated amounts with customers.  As of December 31, 2009 and 2008, the Combined Companies receivables were from entities and individuals in the oil and gas industry in Southeastern Ohio, Northwestern and Central West Virginia, Central Kentucky, New Mexico and Texas.

Notes Receivable
The notes receivable is from completed wells, and is anticipated to be collected out of well production.

Inventories
Inventories of material, pipe and supplies are carried at the lower of cost or market using the specific identification method.  Crude oil inventories are stated at the lower of field lifting cost consisting of average direct third party cost per barrel, plus a per barrel depletion rate which was determined at the field level or market price using physical measurements at year-end.  Inventory at December 31, 2009 and 2008 consisted of the following:

	2009	2008
Crude oil	$258,688	$182,199
Material, pipe and supplies	429,824	769,761
	$688,512	$951,960

Oil and Gas Properties
The Combined Companies utilize the successful efforts method of accounting for oil and gas properties.  Under this method, property acquisition, development costs, and certain productive exploration costs are capitalized, while non-productive exploration costs, which include geological and geophysical costs, dry holes, expired leases and delay rentals, are expensed as incurred.

Depletion on developed properties is computed using the units-of-production method, using the proved estimated recoverable reserves underlying the proved producing developed oil and gas properties.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Oil and Gas Properties(continued)
Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance.  Those unproved oil and gas properties which are not individually significant are amortized based on the Combined Companies experience of successful drilling and average lease holding period.  Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method.  Support equipment and other property and equipment are depreciated over their estimated useful lives.

Significant estimates by the Combined Companies management are involved in determining oil and gas reserve volumes and values.  Such estimates are primary factors in determining the amount of depletion expense, and whether oil and gas properties are impaired.

Gathering Systems
Gathering systems are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to twenty-two years.

Property and Equipment
Field, operating and office equipment, and a disposal well are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to twenty-two years.

Maintenance and repairs are charged to operations as incurred.  Additions and betterments are capitalized.

Loan Origination Fees
Loan origination fees are being amortized over the term of the loans using the straight-line method.  Total amortization expense recorded for the years ended December 31, 2009 and 2008 is $509,107 and $480,598, respectively.

Contract Drilling Liabilities
Resources enters into well completion contracts on behalf of joint venture investors.

Contract drilling liabilities at December 31, 2009 and 2008 represent funds advanced from joint venture investors, net of work-in-process amounts that will be applied toward the payment of future drilling costs required under these contracts.

Distribution Payable
The Combined Companies serve as operator for certain oil and gas wells in which they own a percentage interest.  As the operator, the Combined Companies act as an agent for the other well owners by collecting well income and paying well expenses.  The Combined Companies then distribute the well income net of operating expenses and production related taxes to the non-operating and royalty owners.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Derivatives and Hedging
The Combined Companies financial results and cash flows may be significantly impacted as commodity prices fluctuate widely in response to changing market conditions. The Combined Companies have elected to treat their crude oil derivatives as cash flow hedges. Changes in the fair value of derivative instruments that are cash flow hedges are recognized in other comprehensive income (loss) until such time as the hedged quantities are recognized in current period net income (loss). The relationship between the hedging instruments and the hedged items must be highly effective in achieving the offset of changes in fair values or cash flows attributable to the hedged risk, both at the inception of the contract and on an ongoing basis. Ongoing assessments of hedge effectiveness will include verifying and documenting that the critical terms of the hedge and forecasted transaction do not change. We measure effectiveness at least on a quarterly basis.

Common and Treasury Stock
As of December 31, 2009 and 2008 Triad Energy Corporation has 8,250 shares of $1 par value stack.  All such shares have been issued and outstanding; 3,536 shares were acquired by the Company and are held as Treasury stock.  All Treasury stock is stated at the price as which it was acquired by the Company.

As of December 31, 2009 and 2008 Triad Resources, Inc., has 2,800 shares of $1 par value stack.  All such shares have been issued and outstanding; 1,200 shares were acquired by the Company and are held as Treasury stock.  All Treasury stock is stated at the price as which it was acquired by the Company.

Simplified Employee Pension Plan and 401(k) and Profit-Sharing Plan
Resources maintains a qualified profit sharing retirement plan which includes a cash-or-deferred savings provision under Internal Revenue Code Section 401(k). Employees must be employed on a full-time basis for three consecutive months and be eighteen years of age to participate in the plan.  Participants may contribute up to 25% of their compensation to the plan. Resources contributed a safe harbor amount of 6% of gross wages of eligible employees in 2008 for $576,162. Resources discontinued its employer contribution to the plan as of December 31, 2008.

Income Taxes
Energy and Resources, with consent of their shareholders, have each elected under the Internal Revenue Code to be an S corporation.  In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the S corporation’s taxable income.  Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

NOTE B – SHORT-TERM DEBT
The Combined Companies have a line of credit at Peoples Banking and Trust Company for overdraft protection on its checking account.  Interest is payable monthly at the rate of 13.25% at December 31, 2008.  The total borrowing capacity was $15,000 at December 31, 2008 and was closed on January 1, 2009.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE C – LONG-TERM DEBT
Long-term debt at December 31, 2009 and 2008 consisted of the following:

	2009	2008
Revolving Line of Credit	$69,970,000	$69,970,000
Notes Payable Shareholders	20,776	46,208
Other	8,899,015	8,899,015
	78,120,508	78,915,223
Less Current Portion	0	0
Liabilities Subject to Compromise	78,120,508	78,915,223

Long-Term Debt	$0	$0

On August 31, 2008, the combined Triad Companies revolving credit agreement with Keybank National Association was closed.

The loan agreement with Capital One contains restrictions, which among other things required maintenance of certain financial rations and net worth.  The loan agreement also places restriction on the creation of any other debt, creation of liens on assets, the sale of assets and the payment of distributions.  Under the terms of the loan agreement, if such violations exist, the loans could be immediately due and payable.

Note payable to shareholder includes interest at a rate of 10.00%.  The note was unsecured and subordinate to primary lending institution.  The outstanding principal of the note was $20,776 and 46,208 at December 31, 2009 and 2008 respectively.

Other notes payable consist mainly of equipment loans with monthly payments and interest.  The interest rates on these notes vary, with none in excess of 9.24% and are secured by equipment.

NOTE D – MAJOR CUSTOMERS
The Combined Companies made sales to the following customers that individually accounted for more than 10% of total revenue:

	$	%
Customer A	6,978,220	34.40
Customer B	4,936,701	24.33
Customer C	4,129,670	20.35

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE E – LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE
The Combined Companies lease certain buildings constituting oil and gas operations facilities located on land described in the lease agreements under two leases expiring April 30, 2012 and November 30, 2012 and equipment  leases expiring between January 1, 2008 and December 06, 2015 with a related party.  The leases provide that the lessee pay all property taxes, insurance, and maintenance plus an annual rental.  The total minimum rental commitment at December 31, 2009 under these leases is $1,824,752 which is due as follows:

2010	385,012
2011	263,380
2012	238,380
2013	238,380
Thereafter	699,600
Total minimum rental payments	$1,824,752

The total rental expense included in the income statements for the years ended December 31, 2009 and 2008 is $648,981 and $701,435, respectively.

NOTE F – COMMITMENTS AND CONTINGENCIES
The Combined Companies are involved in various lawsuits and subject to certain contingencies in the normal course of business.  These proceedings are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the Combined Companies.  In the opinion of management and the Combined Companies outside legal counsel, such proceedings are substantially covered by insurance, and the ultimate disposition of such proceedings are not expected to have a material adverse effect on the Combined Companies’ financial position, results of operations or cash flows.

NOTE G – DERIVATIES AND HEDGING
At December 31, 2008 the fair value of the Company’s hedged position is a liability of $2,996,456 of which all was current.  At January 1, 2009 the hedging contract was cancelled.